Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

STATEMENT OF WORK (SOW)

This Statement of Work (“SOW”), effective as of the date of the last signature below (the “SOW Effective Date”), is made pursuant to the Services Agreement between Augmedix and Commonspirit Health, dated September 1, 2015, including subsequent amendments and assignments (the “Agreement”), by and between Baylor St. Luke’s Medical Group, an Affiliate of CommonSpirit Health with principal place of business at 6720 Bertner Avenue Houston , TX 77030 (“Client”), and Augmedix Operating Corp. (Augmedix, Inc.), a Delaware corporation with its principal offices at 111 Sutter St, Suite 1300, San Francisco, CA 94104 (“Augmedix”). This SOW is subject to the terms of the Agreement and to the extent this SOW is inconsistent with the terms of the Agreement, the terms of the Agreement will prevail. All capitalized terms used in this SOW and not defined herein shall have the meaning assigned to such terms in the Agreement.

1. Overview and Definitions

a.	Augmedix Solution Overview

With the introduction of Electronic Health Record (“EHR”) systems, licensed physicians (“Provider(s)”) are increasingly required to interact with technology during a patient session. Providers often spend hours completing documentation in their patients’ charts. Depending upon the Provider’s practice style, this might get accomplished during office hours, in between patient sessions, or after hours.

Augmedix shall ensure that the Augmedix Solution will enable: (a) Scribes to readily perform Scribing activities in accordance with CommonSpirit Health’s Policy, this SOW and the applicable SOP, and (b) Providers wearing the Augmedix Google Glass to readily and securely communicate electronically live audio, video and/or data during a patient session/encounter with a Scribe.

Augmedix shall utilize the Google Glass platform as a means to pass-through audio, video, and data to and from remote Scribes located at a Designated Augmedix Facility (as defined below) or on-site at the Client facility, as applicable. Scribes will complete much of the documentation that Providers do themselves today, in real-time, during a patient session and will input that data directly into the applicable Client EHR.

b.	Project Overview

This project is a collaborative effort between Augmedix and Client, to undertake deployment of the Augmedix Solution at authorized Client Facilities, with direct participation of certain designated Providers of Client.

Client Facilities utilize EHRs which can be common between facilities or unique to a specific facility.

When performing the Services, Scribes will always be located at the Designated Augmedix Facility or on-site at the Client facility and will be scribing directly into the respective EHR.

Scribes will work with Client’s on-site staff to incorporate patient education into the registration process, as well as to capture post-appointment feedback with respect to patient satisfaction and comfort with the interaction between patient and Provider during a patient session.

During each phase described below, Augmedix’s team will conduct interviews with the participating Providers to measure their satisfaction, interaction and capture efficiencies gained by introducing the Augmedix Solution.

Augmedix – Baylor St. Luke’s Medical Group - SOW

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

2. Services and Deliverables

a.	Commencing on the Effective Date of this SOW, Augmedix shall perform the following services and provide the following Services and Deliverables to Client:

(1)	Implementation. Augmedix shall perform implementation Services in accordance with Section 2(c) below.

(2)	Scribing. Scribing is to be performed by Augmedix Scribes. Augmedix shall facilitate coordination of Scribing integration into the EHR, in pending status, awaiting the Provider’s review, finalization, and approval.

(3)	Formatting. Augmedix shall transfer Scribing results into the format requested by Client.

b.	Certain Requirements

(1)	Augmedix shall provide one Augmedix Google Glass Device Kit or SmartPhone Kit (a Kit includes a primary and back-up device) per Authorized User and the Embedded Software for the Authorized Users. In the event an Authorized User deploys the Augmedix Solution at multiple locations, Client shall pay a per-location monthly fee of [***] per Augmedix Google Glass Device Kit or [***] per SmartPhone Kit for any additional devices necessary to Service such additional locations.

(2)	Any and all Client Hardware (including servers) used to implement and operate the Augmedix Solution will remain on Facility premises at all times. Audio, video, and data content will be generated and used only in real time during a patient session using the Augmedix Google Glass Device which will be encrypted both at rest and during the session, and, in any event, at all times in accordance with the RSAM documents and the SOP, which when finalized or updated by the parties are deemed incorporated herein by reference. For purposes of this SOW, “real time” means streaming without caching, storage or retention of the content, except for caching in encrypted form on the Augmedix Google Glass Device as permitted by this Agreement when the wifi connection to the Designated Augmedix Facility is unavailable and other caching and storage specifically permitted under the SOP.

(3)	The SOP will comply with all of the requirements of the Agreement, this SOW and Client’s Scribe Policy. Any content in the SOP that conflicts with a requirement in any of the foregoing shall only be valid when approved in writing by Augmedix and Client’s Business Sponsor, legal counsel and if it pertains to a privacy matter, its Facility Privacy Official.

(4)	Augmedix will ensure that all Scribes complete all training on relevant CommonSpirit Health policies and software applications, as requested by CommonSpirit Health, and comply with all CommonSpirit Health policies applicable to the Services, including without limitation, CommonSpirit Health’s scribe policy, which is attached to this SOW as Attachment 1 (CommonSpirit Health Scribe Policy), which policy may be updated from time to time by CommonSpirit Health.

c.	Certain Augmedix Responsibilities

(1)	Augmedix shall install and configure the Software onto the Hardware under the supervision and with the support of the appropriate Client-designated personnel. As part of the implementation Services, Augmedix shall complete collection of physician and site preferences, technical site evaluation, IT infrastructure setup, and deployment of on-site Augmedix Scribe trainers and Augmedix Scribes as needed, and onboarding of Authorized Users and Augmedix personnel (including Scribes). Augmedix shall perform all other services necessary to implement the Software, Hardware, and Services so that they can be used in full production.

(2)	Augmedix shall notify Client when the implementation Services described above are complete. Client will have the right to test the Software, Hardware and Services as implemented. Augmedix shall promptly correct any errors or deficiencies. The Software, Hardware, and Services will not be deemed accepted unless and until Client notifies Augmedix of its acceptance, provided however that for acceptance after the first implementation with respect to each Facility EHR or new version thereof, the Software, Hardware and Services for each implementation will be deemed accepted if Client does not reject them after five (5) business days of production use following notification by Augmedix that such implementation Services are complete. Go-live date for each Authorized User will occur upon first productive use by that Authorized User following notice from Augmedix that all implementation services are complete for that Authorized User, unless disputed by Client within five (5) business days after such notice.

Augmedix – Baylor St. Luke’s Medical Group - SOW

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

(3)	Augmedix shall provide the Augmedix Google Glass and all technical support for it.

(4)	Augmedix shall ensure that the Augmedix Designated Facility meets the requirements of the relevant security document (i.e. RSAM for Augmedix Designated Facilities located in the United States and the Offshore Diligence Document for Augmedix Designated Facilities located overseas) at all times.

(5)	Augmedix shall ensure that all data and content (including audio and video content) generated or collected by the Augmedix Google Glass Devices will at all times be encrypted and streamed in encrypted form through the Facility Wi-Fi network and to the Designated Augmedix Facility via the internet.

(6)	Augmedix shall ensure that EHR entries created by Scribes will at all times be transmitted in encrypted form from the Augmedix Designated Facility to the Facility EHR.

(7)	All hardware used by the Scribes will remain at all times within the premises of the Augmedix Designated Facility. Augmedix and Scribes will not remove any hardware from the Augmedix Designated Facility premises.

(8)	Augmedix shall provide appropriately configured Augmedix Google Glass devices, loaded with Software. Augmedix shall replace this hardware as needed and to offset normal hardware wear and tear. If Client so chooses to utilize prescription lenses for a particular Authorized User, Augmedix shall supply the appropriate frames for the Authorized User or the Client to pay for. The Authorized User or the Client must then oversee the custom creation of lenses and installation. Augmedix shall make best efforts to assist with these lens installation logistics. Augmedix shall also provide appropriate numbers of external batteries and USB cables.

(9)	Augmedix shall be responsible for ensuring the availability and functionality of sufficient Augmedix Google Glass Devices and other Hardware to provide the Services under this Statement of Work. The Augmedix Google Glass Devices and other Hardware provided for the purpose of the Agreement are owned by Augmedix and will be provided and supported entirely by Augmedix.

(10)	Augmedix shall work together with Client to develop appropriate patient education materials and associated training.

(11)	Augmedix shall provide Standard Operating Procedure (SOP) to configure Google Glass to the Augmedix specification utilizing Client Network.

(12)	Augmedix shall provide invoices to Client in a timely matter. Augmedix shall also respond to billing inquiries promptly and thoroughly.

(13)	Augmedix shall ensure each Scribe is properly trained on Client’s EHR and Client’s data entry standards and policies associated with such data entry and EHR access. Upon mutual agreement of Client and Augmedix on an Authorized User-by-Authorized User basis, the supporting Scribe shall, upon the express request or direction of the Authorized User, promptly propose an order in the EHR for the Authorized User physician’s review and, if appropriate, his or her signature.

(14)	Augmedix shall obtain the name and contact information of the office manager and/or clinic director for each physician for which Services are performed and shall include that information in each invoice.

d.	Client Responsibilities

(1)	Client will provide the remote login capabilities for the Scribe to access the EHR and the patient schedule, subject to Augmedix’s and each Scribe’s compliance with all applicable policies and procedures of Client. Client shall also provide the necessary wifi infrastructure and bandwidth to access the internet from Client facilities, as agreed by the parties in writing.

(2)	Client-designated personnel will provide Standard Operating Procedure (SOP) on Accessing EHR Remotely.

Augmedix – Baylor St. Luke’s Medical Group - SOW

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

(3)	Client-designated personnel will assist Augmedix in installing and configuring the Software onto the Augmedix’s hardware.

(4)	Client will work together with Augmedix to develop patient education materials.

(5)	Client will provide training to Augmedix personnel pertaining to the use of EHR software.

(6)	Client will arrange for appropriate access and related credentials for Scribes and Scribe trainers to access the EHR and related software.

(7)	(Intentionally omitted)

(8)	Client will designate one or more person(s) at each Client Facility for administrative duties in SOP.

Administrative Duties include:

●	Nightly collection of devices (Glass units, battery packs, etc.) for charging and secure storage.

●	Daily distribution of devices for utilization.

●	Handover of Google Glass units to visiting Augmedix personnel for the purposes of software upgrades, audits, or research.

●	Participation on Augmedix or Client initiated audits for the purposes of security or asset verification

●	Point of Contact for Incident Reporting and Client/Augmedix issue resolution.

(9)	Client will be responsible for providing patient education in accordance with applicable laws and regulations. Without limiting the foregoing, Client will make available to patients the education materials, including FAQs, provided by Augmedix and approved in writing by Client. The parties agree to cooperate in timely and jointly reviewing such materials. Client will designate one or more persons at each authorized facility in SOP to administer patient education process for all patients to be seen by an Authorized User. In the event that a patient wishes for the Augmedix Solution to be partially or completely disabled / removed, the Client is responsible for adhering to stated patient preferences. Augmedix shall provide training and support to assist Client with these circumstances.

(10)	Client will designate one or more persons at each authorized facility in SOP to provide Augmedix with long-term and short-term schedules for Authorized Users listed in the SOP.

(11)	Client will provide full EHR audit-trail access to Augmedix. This permits Augmedix to see the precise character-by-character changes made to the EHR (by providers, scribes, other staff, or other systems), with time-stamps and user logs. This access should permit visibility into all EHR documentation associated with the providers listed in the SOP, but subject, however, to the role-based access provided by Client.

(12)	Client is responsible for securing and safeguarding Augmedix-provided Augmedix Google Glass Devices, batteries, and related accessories. If these Google Glass units or related accessories are lost or damaged through usage beyond mere day-to-day use and such loss or damage amounts to negligence by Client, the replacement costs will be billed to the Client.

(13)	Either party may require Authorized Users to wear Augmedix Google Glass Devices while seeing patients for as much as two weeks prior to scheduled initiation of service for that particular Authorized User. This requirement will be upon the request of either party, as reasonably necessary, in an effort to efficiently train Scribes. Each party will ensure that its personnel will comply with these requirements.

e.	Software

(1)	License. Subject to the terms and conditions of this Agreement, Augmedix hereby grants Client and its affiliates, and Client hereby accepts on behalf of itself and its affiliates, a non-exclusive, non-transferable license for Client and its Authorized Users to use the Augmedix Solution and Documentation for the term of this SOW. For the avoidance of doubt, the Software may be used on a concurrent user basis. In addition, Client may retain a copy of all Documentation for its records in perpetuity.

Augmedix – Baylor St. Luke’s Medical Group - SOW

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

(2)	Restrictions. Without the prior written consent of Augmedix, Client and its affiliates agree not to (nor assist or encourage third parties to): (a) sell, rent, lease, lend, license, sublicense, distribute or otherwise transfer the Software or Documentation to any third party; (b) decompile, disassemble or reverse engineer the Software, in whole or in part; (c) write or develop any derivative software or any other software program based upon the Software, the Documentation or any Augmedix Confidential Information; (d) use the Software to provide processing or other services to third parties, or otherwise use the Software on a “service bureau” basis; or (e) provide, disclose, divulge or make available to, or permit use of the Software or Documentation by any third party without Augmedix’s prior written consent. The Software contains Embedded Software and Client will comply with any applicable license terms and conditions as set forth in Section 2(e)(1) of this SOW.

(3)	Embedded Software Terms and Conditions.

●	Prior to commencement of the Project, Augmedix shall notify Client in writing of all Embedded Software and provide for Client’s review their associated terms and conditions (“Embedded Software Licenses”). As Client proceeds with expansion, Client agrees to comply with all such Embedded Software Licenses that are reasonably acceptable to it, which are required to use the Software licensed by Augmedix hereunder.

●	In addition to the terms and conditions of the Embedded Software Licenses, Client acknowledges the following:

▪	EMBEDDED SOFTWARE IS PROVIDED “AS IS” AND ANY EXPRESSED OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED. IN NO EVENT SHALL THE SUPPLIER OF ANY EMBEDDED SOFTWARE OR ITS AUTHOR OR CONTRIBUTORS BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES; LOSS OF USE, DATA, OR PROFITS; OR BUSINESS INTERRUPTION) HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE OR OTHERWISE) ARISING IN ANY WAY OUT OF THE USE OF THIS SOFTWARE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

▪	Augmedix relies on Embedded Software for proper operation of the Software. Augmedix hereby assigns all assignable warranties and services provided by Embedded Software licensors to Client, if any.

▪	If a problem with any Embedded Software affects the performance of the Software in accordance with Documentation, Augmedix shall use commercially reasonable efforts to work with the Embedded Software licensor to resolve the problem.

▪	Augmedix warrants that it has obtained all necessary rights for third party software required to operate the Augmedix Solution.

▪	Client further agrees to accept the applicable Google Terms of Use prior to its use of the Augmedix Google Glass Device. Furthermore, Client acknowledges that, to the extent permitted by applicable laws, Google shall have no liability for any damages, whether direct, indirect, incidental or consequential, arising from the use of the Google Glass Device, and all warranties with respect to the Google Glass Device, including without limitation, warranties for merchantability, fitness for a particular purpose, and non-infringement are hereby disclaimed.

Augmedix – Baylor St. Luke’s Medical Group - SOW

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

3. Term and Schedule of Work Milestones

a.	Term. This SOW shall begin on its Effective Date and continue until terminated as provided in the Agreement. Such term shall be referred to as the “Term” of the SOW.

b.	Milestones:

a.	Services and Deliverables are fully implemented, and Scribes are ready to begin full performance under this SOW.

b.	Acceptance of the Services and Deliverables by each applicable physician and the office manager for each such physician.

c.	Payment for each physician does not begin until acceptance as described above and go-live have occurred.

4. Fees; Schedule; Invoicing

a.	Fees.

i.	Fees will be charged and assessed for Authorized User beginning on the go-live date, but not before such date unless otherwise agreed by the parties.

ii.	For each Authorized User, Client will be billed a base monthly non-refundable fee for use of the Augmedix Solution, as determined by (i) the Authorized User’s Daily Schedule and anticipated monthly Scribe Service hour usage (e.g., up to 100 Scribe Service hours per month), and (ii) an hourly rate of [***] per Scribe Service hour (“Base Plan”). Scribe Service hours exceeding an Authorized Users Base Plan (“Overages”) will be billed at the rate of [***] per Scribe Service Hour.

iii.	Augmedix reserves the right to reset an Authorized User’s Base Plan based upon material changes to the Daily Schedule and/or actual monthly usage upon [***] written notice to Client. Client may request changes to an Authorized User’s Base Plan due to changes to Daily Schedules and/or anticipated monthly usage by providing [***] written notice to Augmedix.

iv.	Fees and charges paid by Client under this SOW are non-refundable. All payments will be made in US dollars.

v.	Order Form. Client may designate any number of Authorized Users provided that the applicable Client’s facility site lead completes, and Client signs and submits to Augmedix for countersignature, an Order Form in the format of the template attached hereto as Attachment 2. Such Client’s facility site shall be responsible for the fees and charges billed by Augmedix according to the Scribe service hours of actual usage of each designated Authorized User under such Order Form. The Order Form shall state the number of devices and Scribe service hours expected to be used per month by each Authorized User. The billing rates per Authorized User shall be in accordance with the Pricing rates set forth in 4.a.iii above.

b.	Scheduling and Removal of Authorized Users

i.	Daily Schedule. Prior to initiation for each new Authorized User and each month thereafter, Client shall provide Augmedix with online access to a generic daily schedule for each Authorized User for each day of the following month (“Daily Schedule”).

Fourteen (14) days or more written notice is required for schedule changes by Client. If less than fourteen (14) day written notice is received, Augmedix will make good faith efforts to accommodate such requests but does guarantee availability of such service.

Augmedix – Baylor St. Luke’s Medical Group - SOW

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

ii.	Vacations/Leave of Absence. Client shall continue to pay an Authorized User’s monthly fee in the event of a vacation and/or leave of absence of two (2) consecutive weeks or less. In the event Client desires to suspend Services for an Authorized User for more than two (2) consecutive weeks but less than (8) consecutive weeks, and provided that Client provides at least two (2) weeks’ notice of any such vacation and/or leave of absence, Augmedix will continue to hold the Scribe assigned to such Authorized User during his/her absence. Augmedix shall make reasonable efforts to re-assign the Scribe to another Authorized User within Client, and if despite reasonable efforts, no Authorized User is found within Client, Augmedix will not release the assigned Scribe so long as Client continues to pay a minimum monthly fee of [***], prorated for the applicable absence period (“Suspension Fee”). In the event Client desires to suspend Services for an Authorized User for a period of more than eight (8) consecutive calendar weeks or elects not to or fails to pay the Suspension Fee, Augmedix reserves the right to reallocate the Scribe assigned to such Authorized User, and upon resuming the Services, Client shall pay such Authorized Users’ monthly fee during the training and implementation of a new Scribe (for clarity, Client does not pay Authorized Users’ monthly fee during the initial implementation of a Scribe).

iii.	Authorized User Swap. At any time after an Authorized User’s acceptance/go-live date, Client may swap one Authorized User for another upon thirty (30) days’ prior written notice to Augmedix, provided, however, that Client pays (a) the applicable fees for the Services performed through the effective date of termination, and (b) a swap fee of [***].

iv.	Removal of Authorized Users. At any time after an Authorized User’s acceptance/go-live date, Client may remove such Authorized User from the Services upon [***] prior written notice to Augmedix, provided, however, that Client continues to pay the applicable fees for the Services performed through the effective date of termination. Notwithstanding the foregoing, if Client desires to remove an Authorized User due to termination of the relationship between Client and such Authorized User, Client may remove such Authorized User from the Services upon [***] prior written notice, provided that Client notifies Augmedix of the termination and Client pays the applicable fees for Services performed through the effective date of termination.

c.	Invoicing

i.	Augmedix will invoice Client on a monthly basis (or pro-rata portions thereof) for Service Fees in advance of each month, and the first month of Service for first-time Authorized Users in advance of each month. Overages, if any, will be billed monthly in arrears.

5. Other Miscellaneous Terms and Conditions

a.	Sales and Use Tax. The parties acknowledge that, as of the Effective Date of this SOW, no law, rule or regulation requires any sales or use taxes to be due or payable as they relate to the Service and Deliverables under this SOW. Therefore no such tax shall be due or included in invoices.

b.	Tax Withholding Requirements. In accordance with Section 4(c) of the Agreement, payments for services under this SOW may be subject to state tax withholding requirements. If the services under this SOW include services performed or payable in California, Augmedix warrants and represents that it has completed, signed and submitted to Client one of the following: (Check applicable box below.)

☐	California Franchise Tax Board Form 587 (Nonresident Withholding Allocation Worksheet)

☐	California Franchise Tax Board Form 590 (Withholding Exemption Certificate)

Augmedix – Baylor St. Luke’s Medical Group - SOW

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

d.	Background Screening Requirements. As required by Section 11(d) of the Agreement, Augmedix represents and warrants that: (Check applicable box below)

☐	Augmedix has successfully completed a criminal background check for each of its personnel and subcontractors providing services under this SOW and has provided Client with documentation of such, in accordance with Exhibit E.

e.	Insurance Compliance. Augmedix has provided Client with proof of insurance as required under Exhibit C of the Agreement. (Check applicable box below)

☐	Yes

☐	No (If no, explain why not):

___________________________________________________________________________________

___________________________________________________________________________________

f.	Deliveries. Unless specified otherwise by Client, all tangible deliveries, including reports shall be delivered only to the Client’s Business Sponsor or designee at Client’s address shown above.

(Signature page follows)

Augmedix – Baylor St. Luke’s Medical Group - SOW

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the parties hereto have caused this Statement of Work to be executed by their respective authorized representatives.

Accepted and Approved by:	Accepted and Approved by:

Baylor St. Luke’s Medical Group	Augmedix Operating Corp.

/s/ Kelley Moore	/s/ Manny Krakaris
Signature	Signature

Kelley Moore	Manny Krakaris
Print Name	Print Name

System VP, IT Contracting & Vendor Management	CEO
Title	Title

May 12, 2023	May 12, 2023
Date	Date

Augmedix – Baylor St. Luke’s Medical Group - SOW

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

ATTACHMENT 1

TO EXHIBIT A

DIGNITY HEALTH SCRIBE POLICY

(To follow.)

Augmedix – Baylor St. Luke’s Medical Group - SOW

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

ATTACHMENT 2

ORDER FORM

This Order Form, effective as of the date of the last signature below, is made pursuant to the Statement of Work by and between Baylor St. Luke’s Medical Group (“Client”) for the benefit of Client’s facility site named below, and Augmedix Operating Corp. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Dignity Health SOW.

Client’s Facility: __________________________________________________________________

Service Address: __________________________________________________________________

Client’s Facility Site Lead: __________________________________________________________

Phone: _________________________	Email: _____________________________

Name of Clinician/Authorized Users	Base Plan - Service Fees (Annual PO _____ 2022__ - _____ 2023)*	Estimated Monthly Charge**	Estimated Annual Charge**

Total:

*	Scribe Service Hours exceeding Base Plan will be billed at [***] per hour. See Second Omnibus Amendment, dated _________________ for further information on Service Fees.
**	Implementation and training included.
***	The parties acknowledge that no law, rule or regulation requires any sales or use taxes to be due or payable as they relate to the Services and Deliverables under this Order Form. Therefore, no such tax shall be due or included in invoices.
****	Augmedix reserves the right to modify the initial Base Plan based on actual utilization and to charge according to pricing defined in the Second Omnibus Amendment.

Send this Order Form and related correspondence to:
Jonathan Hawkins, Chief Revenue Officer

[Signature Page Follows]

Augmedix – Baylor St. Luke’s Medical Group - SOW

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

Intending to be legally bound, the parties hereby agree to the terms of this Order Form as of the Order Form Effective Date.

BAYLOR ST. LUKE’S MEDICAL GROUP	AUGMEDIX OPERATING CORP.

By	By

Print Name	Print Name
Title	Title
Date	Date

Augmedix – Baylor St. Luke’s Medical Group - SOW
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